UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 31, 2020

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 31, 2020, Orbital Energy Group, Inc., a Colorado Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) which provides for the sale and issuance by the Company of an aggregate of 5,555,556 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at an offering price of $1.80 per share for gross proceeds of approximately $10.0 million before deducting the Placement Agent’s fees and related offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Company intend to use the net proceeds for working capital and general corporate purposes.

On December 31, 2020, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale  of the Shares at a price to the public of $1.80 per share (the “Registered Offering”). The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from the sale of the Shares and reimburse the Placement Agent for certain of its expenses in an amount not to exceed $50,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Registered Offering is being made pursuant to a Registration Statement (No. 333-239914) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on July 17, 2020, and declared effective on September 2, 2020, as supplemented by a prospectus supplement dated December 31,2020.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement and Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.

The Company issued a press release announcing the Registered Offering on January 4, 2021. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company is filing the opinion of its counsel, Johnson, Pope, Bokor, Ruppel & Burns, LLP, as Exhibit 5.1 hereto, regarding the legality of the Shares covered by the Purchase Agreement.

   Item 9.01 Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
1.1	Placement Agency Agreement dated December 31, 2020, between Orbital Energy Group, Inc. and A.G.P./Alliance Global Partners.
5.1	Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP.
10.1	Securities Purchase Agreement dated December 31, 2020, by and among Orbital Energy Group, Inc. and the purchasers identified on the signature pages thereto.
23.1	Consent of Johnson. Pope, Bokor, Ruppel & Burns, LLP (included in Exhibit 5.1)
99.1	Press Release dated January 4, 2020, entitled “Orbital Energy Group, Inc. Announces $10.0 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 4th day of January 2021.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer